SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event report May 15, 2002

First Union National Bank (as Representative under a Sale and
Servicing Agreement dated as of August 31, 1998 providing for the issuance of The Money Store Trust, Series 1998-C) and each of the Originators listed on Schedule A attached hereto.
(Exact name of registrant as specified in its charter)

*	333-32775	*

State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer ID Number)

c/o First Union National Bank, 401 South Tryon Street – NC1179 Charlotte, NC 28288

(Address of principal executive officer)

Registrant’s Telephone Number, including area code: (704) 383-9568

(Former name or former address, if changed since last report)

*      See Schedule A

Item 5	Other Events

The Servicer has and continues to adjust its servicing policies to meet the requirements of regulatory agencies, as provided for in the Pooling and Servicing Agreement. The Issuer will disclose such policies that materially and adversely effect the Certificateholders.

Attached herein as Exhibit 20.1 hereto is a copy of the Monthly Statement sent to Class A Certificate holders with respect to the May 15, 2002 Remittance Date.

Item 7	Financial Statements and Exhibits

Item 601 (a) of Regulation
S-K Exhibit Number

20.1	Monthly statement to Class A Certificate holders with respect to the May 15, 2002 Remittance Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST UNION NATIONAL BANK

By: \s\ Robert Ashbaugh Name: Robert Ashbaugh Title: Vice President	Dated: May 31, 2002

Exhibit Index

20.1	Monthly statement to Class A Certificate holders with respect to the May 15, 2002 Remittance Date.

Schedule A

	State of	IRS Employer
Registrant	Incorporation	ID Number

TMS Mortgage Inc.	New Jersey	22-3217781
The Money Store/D.C. Inc.	D.C.	22-2133027
The Money Store/Kentucky Inc.	Kentucky	22-2459832
The Money Store Home Equity Corp.	Kentucky	22-2522232
The Money Store/Minnesota Inc.	Minnesota	22-3003495